Exhibit 10.1

PURCHASE & SALE AGREEMENT

SELLER:	By-Pass 85 Associates, LLC
Highway 290 Warehouse, LLC
Highway 290 Commerce Park Associates, LLC
Orchard Business Park Associates, LLC
HJ Park I, LLC
Highway 101 Associates, a South Carolina general partnership
Blackstock Warehouse, LLC
Blackstock Warehouse Annex, LLC
Cherokee Corporate Park I, LLC
North Rhett Avenue Associates I, LLC
North Rhett Avenue Associates 100, LLC
North Rhett Avenue Associates II, LLC
North Rhett Avenue Associates IV, LLC
Berktech, LLC
Orangetech, LLC
Kings Mountain – Commonwealth, LLC
Kings Mountain Associates II, LLC

340 E. Main Street
Spartanburg, SC 29306
Attention: Jason C. Lynch
Tel: 864-594-5835
Fax: 864-594-5998

With a copy to:	Johnson, Smith, Hibbard and Wildman, LLP
Attn: Steven M. Querin
220 N. Church Street
Spartanburg, SC 29306
Tel: 864-582-8121
Fax: 864-585-5328

PURCHASER:	CBRE Operating Partnership, L.P.
RT Fairforest Building 1, LLC
RT Fairforest Building 2, LLC
RT Fairforest Building 3, LLC
RT Fairforest Building 4, LLC
RT Fairforest Building 5, LLC
RT Fairforest Building 6, LLC
RT Fairforest Building 7, LLC
RT Highway 290 Warehouse 1, LLC
RT Highway 290 Warehouse 2, LLC
RT Highway 290 Commerce Park 1, LLC

RT Highway 290 Commerce Park 2, LLC
RT Orchard Business Park 1, LLC
RT Orchard Business Park 2, LLC
RT HJ Park Stankiewicz Building, LLC
RT Greenville/Spartanburg Park Building, LLC
RT Community Cash Building 1, LLC
RT Community Cash Building 2, LLC
RT Community Cash Building 3, LLC
RT Community Cash Building 4, LLC
RT Community Cash Building 5, LLC
RT Cherokee Park Building, LLC
RT North Rhett I, LLC
RT North Rhett II, LLC
RT North Rhett 100, LLC
RT North Rhett IV, LLC
RT Mount Holly Building, LLC
RT Orangeburg Park Building, LLC
RT Kings Mountain I, LLC
RT Kings Mountain II, LLC

515 South Flower Street, 31st Floor
Los Angeles, CA 90071
Attention: John Strockis
Tel: 213-683-4200
Fax: 213-683-4301

With a copy to:	CBRE Operating Partnership, L.P.
17 Hulfish Street
Suite 280
Princeton, New Jersey 08542
Attention: Jack A. Cuneo
Tel: 609-924-8031
Fax: 609-683-8684

and

Kirkpatrick & Lockhart Preston Gates Ellis LLP
599 Lexington Avenue
New York, New York 10022-6030
Attention: Jeffrey H. Weitzman
Tel: 212-536-3956
Fax: 212-536-3901

PROPERTY:	See Section 1.

ESCROW AGENT:	LandAmerica Commonwealth
Attn: Mai Ly Marsh
915 Wilshire Boulevard
Suite 2100
Los Angeles, California 90017
Tel: 213-330-3071
Fax: 213-330-3120

EFFECTIVE DATE:	June , 2007

INSPECTION PERIOD:	The period beginning on the Information Delivery Date (as herein defined) and ending at 5:00 p.m., South Carolina time on July 23, 2007.

CLOSING DATE:	See Section 5.

PURCHASE PRICE:	$158,045,000.00 to be paid in funds available for immediate value in Seller’s accounts or assumption of debt, allocated as set forth on Schedule 1 which is attached hereto and incorporated herein by reference. Purchaser shall also be responsible for all loan assumption fees, loan defeasance fees and prepayment penalties applicable to the Properties as generally described on Schedule 1 (provided that Purchaser shall not be responsible for any fees or penalties applicable to any of the Properties indicated in the Debt Status column on Schedule 1 as “Payoff” or “None”). Seller shall use all commercially reasonable efforts to cause the assumption and defeasance contemplated in Schedule 1, including without limitation, giving required notices to the lenders, executing assumption documents and providing the lenders with any financial information regarding the Properties as necessary to satisfy the financial requirements applicable to the assumptions and/or defeasance.

EARNEST MONEY:	See Section 3.

Section 1. Sale and Purchase. Seller agrees to sell, and Purchaser agrees to purchase, as provided in this Purchase and Sale Agreement (this “Agreement”) and for the Purchase Price, the following:

(a) the tracts or parcels of land located at 404 Centura Court, Spartanburg, SC (“Fairforest Building 1”); 405 Centura Court, Spartanburg, SC (“Fairforest Building 2”); 320 John Martin Road, Spartanburg, SC (“Fairforest Building 3”); 310 John Martin Road, Spartanburg, SC (“Fairforest Building 4”); 525 Dunnett Court, Spartanburg, SC (“Fairforest Building 5”); 304 John Martin Road, Spartanburg, SC (“Fairforest Building 6”); and 294 John Martin Road, Spartanburg, SC (“Fairforest Building 7”); 201 Commerce Court, Duncan, SC (“Highway 290 Warehouse 1”); 215 Commerce Court, Duncan, SC (“Highway 290 Warehouse

2”); 240 Commerce Court, Duncan, SC (“Highway 290 Commerce Park 1”); 230 Commerce Court, Duncan, SC (“Highway 290 Warehouse 3”); 1825 East Main Street, Duncan, SC (Highway 290 Commerce Park 2”); 4260 Orchard Park Blvd., Duncan, SC (“Orchard Business Park 1”); 4241 Orchard Park Blvd., Duncan, SC (“Orchard Business Park 2”); Stankiewicz Building located at the intersection of Bryant Road and I-85, Spartanburg, SC (“HJ Park Stankiewicz Building”); 115 USAC Drive, Duncan, SC (“Greenville/Spartanburg Park Building”); 3001 N. Blackstock Road, Spartanburg, SC (“Community Cash Building 1”); 3001 N. Blackstock Road, Spartanburg, SC (“Community Cash Building 2”); 117 Littlejohn Street, Spartanburg, SC (“Community Cash Building 3”); 115 Littlejohn Street, Spartanburg, SC (“Community Cash Building 4”); 105 Littlejohn Street, Spartanburg, SC (“Community Cash Building 5”); 131 Corporate Park, Gaffney, SC (“Cherokee Park Building”); 300 Eagle Drive, Goose Creek, SC (“North Rhett I”); 201 Luken Road, Goose Creek, SC (“North Rhett 100”); 255 Eagle Drive, Goose Creek, SC (“North Rhett II”); 231 Luken Road, Goose Creek, SC (“North Rhett IV”); 1320 Garrott Avenue, Moncks Corner, SC (“Mount Holly Building”); 255 Millennium Drive, Orangeburg, SC (“Orangeburg Park Building”); 133 Industrial Drive, Kings Mountain, NC (“Kings Mountain Commonwealth”); 293 Industrial Drive, Kings Mountain, NC (“Kings Mountain II”), and described in Exhibit A, together with all rights and interests appurtenant thereto, including all of Seller’s right, title, and interest, if any, in and to adjacent streets, alleys, rights-of-way, and any adjacent strips and gores of real estate (the “Land”); all real property improvements located on the Land (the “Improvements”); and all rights, titles, and interests appurtenant to the Land and Improvements;

(b) all tangible personal property and fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, use, leasing, service, or operation of the Land or Improvements, if any, but specifically excluding (i) any personal property owned, financed or leased by any Tenant (defined below), and (ii) any computer software which either is licensed to Seller, or Seller deems proprietary (iii) any appraisals or other economic evaluations of, or projections with respect to, all or any portion of the Property, including, without limitation, budgets prepared by or on behalf of Seller or any affiliate of Seller, and (iv) any documents, materials or information which are subject to attorney/client, work product or similar privilege, which constitute attorney communications with respect to the Property and/or Seller, or which are subject to a confidentiality agreement (the “Personalty”).;

(c) all of Seller’s interest in: all unexpired leases, franchises, licenses, occupancy agreements, or other agreements demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to, the Improvements or Land (collectively, the “Leases” and, individually, a “Lease”); all rents prepaid for any period subsequent to the Closing Date (defined below); and all deposits, security or otherwise (“Deposits”), made by tenants (collectively, the “Tenants” and, individually, a “Tenant”) holding under the Leases and all guarantees of the obligations of the Tenants under the Leases; and

(d) to the extent assignable by Seller, after Seller’s good faith efforts, all (i) contracts or agreements, such as maintenance, service, or utility contracts (the “Property Agreements”), but expressly excluding therefrom all property management agreements, if any, (ii) warranties, guaranties, indemnities, contract rights, and claims, (iii) licenses, permits, or similar documents, (iv) plans, drawings, specifications, surveys, engineering reports, and other technical information, and (v) other property (real, personal, or mixed), owned or held by Seller that relates, to the design, construction, ownership, use, leasing, maintenance, service, or operation of the Land, Improvements, Personalty, Leases, or Deposits, including, without limitation, books and records and trademarks or trade names.

The above listed items are herein collectively called the “Property”. For purposes of this Agreement, the defined terms Fairforest Building 1; Fairforest Building 2; Fairforest Building 3; Fairforest Building 4; Fairforest Building 5; Fairforest Building 6; and Fairforest Building 7; Highway 290 Warehouse 1; Highway 290 Warehouse 2; Highway 290 Commerce Park 1; Highway 290 Warehouse 3; Highway 290 Commerce Park 2; Orchard Business Park 1; Orchard Business Park 2; HJ Park Stankiewicz Building; Greenville/Spartanburg Park Building; Community Cash Building 1; Community Cash Building 2; Community Cash Building 3; Community Cash Building 4; Community Cash Building 5; Cherokee Park Building; North Rhett I; North Rhett 100; North Rhett II; North Rhett IV; Mount Holly Building; Orangeburg Park Building; Kings Mountain Commonwealth; Kings Mountain II shall refer to the corresponding portions of the Land described on Exhibit A (each, a “Tract”) and all portions of the Property which relate thereto sometimes referred to collectively as the “Properties”.

Section 2. Seller Due Diligence Deliveries. The parties have agreed that Seller is deemed to have provided Purchaser with substantially all of the information for each Tract (collectively, the “Information”) described on Schedule 2, to the extent that the same was in the possession or control of Seller on June 8, 2007 (the “Information Delivery Date”). No later than five (5) business days prior to the expiration of the Inspection Period, Seller shall notify Purchaser of any Tracts upon which Seller intends to retain rights of access for ingress and egress or utilities in order to allow for the continued use and operation of Seller’s adjoining properties. Prior to Closing, Seller shall provide Purchaser with the form of instrument(s) Seller proposes to reserve such rights for Purchaser’s review and approval. Any such instrument(s) shall require, among other things, that (i) any easement(s) created shall not interfere with the use and operation of the affected Tract(s) by Purchaser and its Tenants, (ii) Seller shall bear all costs associated with its use and maintenance of such easement(s), (iii) the location of the easement(s) shall not affect any parking areas or improvements or interfere with any future expansion of the Improvements contemplated under the Leases and (iv) Seller will obtain all permits and approvals from the applicable governmental authority and shall obtain any necessary lender consults.

Section 3. Earnest Money. Within two business days after mutual execution of this Agreement, Purchaser shall deposit $1,907,000.00 in earnest money with the Escrow Agent which shall hold it in escrow in an interest-bearing account and deliver it in accordance with this Agreement. On or before the expiration of the Inspection Period (as defined herein) Purchaser shall deposit an additional $635,000.00 (which together with the initial deposit shall be referred to herein as the “Earnest Money”) with the Escrow Agent which shall hold such additional amount in escrow in an interest-bearing account and deliver it in accordance with this Agreement. Seller and Purchaser stipulate that the deposit of the Earnest Money with the Escrow Agent is sufficient consideration to support this Agreement. The Earnest Money shall be applied to the Purchase Price at Closing. The term “Earnest Money” shall include all interest earned thereon.

Section 4. Inspection Period.

(a) If for any reason Purchaser, in its sole discretion, is not satisfied with the Property, then Purchaser may terminate this Agreement by delivering written notice thereof to Seller prior to the expiration of the Inspection Period (the Earnest Money is fully refundable to Purchaser prior to the expiration of the Inspection Period). In such event, the Earnest Money shall be returned to Purchaser and neither party will have any further obligations under this Agreement, except for those obligations which expressly survive the termination hereof. Upon the expiration of the Inspection Period the Earnest Money shall become non-refundable to Purchaser, except as otherwise set forth in this Agreement.

(b) Purchaser, at its sole cost and expense, shall order updated title commitments and updated surveys. Within ten (10) business days after the receipt of updated title commitments and surveys covering the Property (but in no event later than the expiration of the Inspection Period), Purchaser may object in writing to any liens, encumbrances, and other matters which adversely affect the ownership, use or operation of the Property or any portion thereof, if any, reflected by Seller’s existing title policies or surveys which have been (or shall be) delivered by Seller to Purchaser hereunder (the “Title Policy(ies)” and “Survey(s)”) and/or Purchaser’s own title examination and update of the Survey(s). All such matters to which Purchaser timely objects shall be “Non-Permitted Encumbrances”; all such matters for which no such objection notice is given during the time period prescribed therefor shall be “Permitted Encumbrances”. Seller may, but shall not be obligated to, at its cost, cure, remove or insure around all Non-Permitted Encumbrances, and Seller may at its sole option by written notice to Purchaser postpone the Closing Date for a reasonable period of time (not to exceed 45 days) for the purpose of such removal, cure or insuring around (to the reasonable satisfaction of Purchaser). In the event Seller elects not to cure any Non-Permitted Encumbrance, Seller shall notify Purchaser of such election within five (5) business days after Seller’s receipt of the applicable objection notice. If Seller is unwilling to cure any non-permitted encumbrance or if Seller does not cause all of the Non-Permitted Encumbrances to be removed, cured or insured around on or prior to the scheduled Closing Date and does not give Purchaser written notice of its postponement of the Closing Date pursuant to the immediately preceding sentence, then Purchaser may, as its sole and exclusive remedy, either (1) terminate this Agreement in accordance with Section 7 by delivering notice to Seller on or before the Closing Date, or (2) purchase the Properties without any reduction in the Purchase Price, subject to the Non-Permitted Encumbrances, in which case, all such Non-Permitted Encumbrances shall be Permitted Encumbrances. The rights of tenants, as tenants only, under the Leases are hereby designated as Permitted Encumbrances. If Purchaser does not terminate this Agreement on or before the Closing Date, Purchaser will be deemed to have elected to proceed under Section 4(b)(2) with respect to the Properties and to have waived its objections with respect to any Non-Permitted Encumbrances without any reduction in the Purchase Price but otherwise subject to the other conditions to closing thereto. Notwithstanding anything herein to the contrary, Seller shall be obligated to remove, cure or insure over the following matters (the “Mandatory Cure Items”): (i) the lien of any mortgage or deed of trust whose status is designated as “payoff” on Schedule 1 attached hereto, (ii) tax liens for delinquent ad valorem real estate taxes, (iii) mechanics liens for work or materials supplied to the Properties at the request of any Seller, its agents or representatives, and (iv) broker’s liens filed pursuant to an agreement between any Seller and a broker. If Seller fails to cure any Mandatory Cure Item, Purchaser may exclude the affected Tract from this Agreement and receive an appropriate reduction in the Purchase Price.

(c) Purchaser, at its sole cost and expense, shall obtain commitments to issue owner’s policies of title insurance in the aggregate amount of the Purchase Price for all Tracts, insuring title in Purchaser subject only to the Permitted Encumbrances and other standard pre-printed exceptions included in a standard form owner’s policy (to the extent not to be omitted by delivery of updated Surveys or by Seller’s title affidavit at the Closing) (the “Owner’s Policy(ies)”). PURCHASER HEREBY ACKNOWLEDGES HAVING BEEN ADVISED BY SELLER TO HAVE AN ABSTRACT OF TITLE FOR THE PROPERTY EXAMINED BY AN ATTORNEY OF ITS CHOICE, OR TO OBTAIN A POLICY OF TITLE INSURANCE PURSUANT TO THE TERMS HEREOF.

(d) Purchaser may physically inspect the Property (including roofs, tenant spaces and mechanical system) and the books and records for the Properties maintained by and on behalf of Seller and, upon reasonable notice to Seller (by contacting                              at 864-594-            ), conduct interviews with the Tenants; provided, however, Purchaser shall not be permitted to conduct invasive testing (including, without limitation, any environmental testing other than a Phase I study) of any Tract without Seller’s prior written consent, which consent may not be unreasonably withheld or delayed but may be conditioned upon, receipt of a copy of a Phase I environmental assessment for such Tract recommending invasive testing, a detailed description of the proposed invasive inspection or testing, a list of contractors who will be performing the physical or invasive inspection or testing, evidence of insurance reasonably satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. In connection with Purchaser’s performance of its due diligence activities, Seller shall issue any authorizations required by governmental authorities in order for Purchaser to confer with such authorities and/or to examine records and files maintained by such governmental authorities with respect to the Property. Purchaser may enter the Property to conduct its inspection, but shall be responsible for, and shall indemnify and hold harmless Seller and its partners, shareholders, officers, directors, agents, employees, property manager, controlling persons and affiliates from and against, any claims, losses, costs, liability, expenses or damages caused by any negligent act or omission of Purchaser, its agents or contractors. If Purchaser terminates this Agreement (other than as a result of a default by Seller), Purchaser shall deliver to Seller all copies of the Information provided by Seller hereunder and Seller may request copies of any reports from its engineering or environmental consultants (without any representation or warranty) (“Third Party Reports”) received or prepared by or for Purchaser in connection with the Property; provided that Seller pays one-half ( 1/2) of the cost of all Third Party Reports to be delivered by Purchaser to Seller. The terms and provisions of this Section 4(d) shall survive any Closing or the earlier termination of this Agreement.

(e) Purchaser acknowledges that Purchaser will have the opportunity to independently and personally inspect the Property and that Purchaser has entered into this Agreement based upon its ability to make such examination and inspection. Except as expressly set forth herein or in any document delivered to Purchaser pursuant to Section 5(a), the Property is to be sold to and accepted by Purchaser at Closing in its then present condition, “AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED”. Notwithstanding anything contained herein to the contrary, it is understood and agreed that, except as expressly set forth herein or in any document delivered to Purchaser pursuant to Section 5(a), Seller and Seller’s agents or employees have not made and are not now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to any portion of the Property, including, but not limited to, warranties, representations or guaranties as to (i) matters of title (other than Seller’s express warranty of title set forth in the limited warranty deed to be delivered at Closing); (ii) environmental matters of any kind relating to the Property or any portion thereof (including the condition of the soil or groundwater beneath the Property); (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes; (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard; (v) drainage; (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any under shoring; (vii) zoning to which the Property or any portion thereof may be subject; (viii) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric; (ix) usages of adjoining property; (x) access to the Property or any portion thereof, (xi) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof; (xii) the presence of Hazardous Materials (defined below) in or on, under or in the vicinity of the Property; (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (xiv) the existence or non-existence of underground storage tanks; (xv) any other matter affecting the stability or integrity of the Property; (xvi) the potential for further development of the Property; (xvii) the existence of vested land use, zoning or building entitlements affecting the Property; (xviii) the merchantability of the Property or fitness of the Property for any particular purpose (Purchaser affirming that Purchaser has not relied on Seller’s or Seller’s agents’ or employees’ skill or judgment to select or furnish the Property for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular-purpose); or (xix) tax consequences. EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY DOCUMENT DELIVERED TO PURCHASER PURSUANT TO SECTION 5(a), SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND TO PURCHASER, INCLUDING, WITHOUT LIMITATION, AS TO THE PHYSICAL CONDITION OF THE PROPERTY AND ANY IMPROVEMENTS LOCATED THEREON, OR THEIR SUITABILITY FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY. PURCHASER SHALL RELY SOLELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY AND THE MATTERS SET FORTH HEREIN IN DETERMINING WHETHER TO ACQUIRE IT. THE PROVISIONS OF THIS SECTION 4(e) ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

(f) Except for the representations and warranties of Seller set forth herein, Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller from all responsibility and liability relating to the physical, environmental or legal compliance status of the Property, to the extent arising before the Effective Date, and liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended (“CERCLA”), regarding the physical or environmental condition of the Property, or the presence in the soil, air, structures, Improvements and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under applicable federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under, adjacent to or otherwise affecting the Property. Except for the representations and warranties of Seller set forth herein, Purchaser further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, applicable federal, state and local statutory and common law based actions, and any private right of action under any applicable federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property relating to the physical, environmental or legal compliance status of the Property, to the extent arising before the Effective Date. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. For purposes hereof, “Hazardous Materials” means (i) any chemicals, materials or substances defined or included in the definition of “hazardous substances,” “hazardous materials,” “toxic substances,” “solid wastes,” “pollutants,” “contaminants,” or words of similar import intended to define, list or classify substances by reason of deleterious properties under CERCLA or any other applicable federal, state, or local law, statute, ordinance, regulation or other legal requirement, including common law, whether now or hereafter in effect, pertaining to or imposing standards of conduct regarding health, industrial hygiene, natural resources, or the environmental conditions or the presence of hazardous materials, substances of wastes at, on, in, under, or about the Land or the Improvements, as now existing or hereafter amended, (ii) any radioactive materials, asbestos, and polychlorinated biphenyls, (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority, or (iv) oil, waste oil, petroleum, waste petroleum, natural gas, natural gas liquids or liquefied natural gas. Notwithstanding the foregoing, Purchaser expressly reserves any and all rights it may have against persons or entities other than Seller. PURCHASER SHALL RELY SOLELY ON ITS OWN INVESTIGATIONS OF THE PROPERTY AND THE MATTERS SET FORTH HEREIN IN DETERMINING WHETHER TO ACQUIRE IT. THE PROVISIONS OF THIS SECTION 4(f) ARE A MATERIAL PART OF THE CONSIDERATION FOR SELLER’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

(g) NOTWITHSTANDING ANYTHING CONTAINED IN SECTION 4(e) OR SECTION 4(F) TO THE CONTRARY, (A) PURCHASER HAS NOT RELEASED SELLER FROM AND SELLER SHALL REMAIN LIABLE (BUT ONLY TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT) FOR, ANY BREACH OF

ANY REPRESENTATION, WARRANTY, COVENANT OR INDEMNITY EXPRESSLY SET FORTH HEREIN OR IN ANY CLOSING DOCUMENT WHICH SURVIVES THE CLOSING; AND (B) SELLER ACKNOWLEDGES AND AGREES THAT (I) PURCHASER SHALL HAVE THE RIGHT TO DEFEND ANY GOVERNMENT OR THIRD PARTY CLAIM BY ALLEGING THAT SELLER, NOT PURCHASER, IS LIABLE FOR SUCH CLAIM (BUT PURCHASER SHALL HAVE NO RIGHT TO MAKE ANY DEMAND ON OR SEEK ANY CONTRIBUTION FROM SELLER EXCEPT UNDER A RIGHT EXPRESSLY SET FORTH HEREIN); AND (II) PURCHASER HAS NOT ASSUMED, AND HAS NO OBLIGATION TO INDEMNIFY SELLER FOR, ANY GOVERNMENT OR THIRD PARTY CLAIM ASSERTED AFTER THE CLOSING TO THE EXTENT APPLICABLE TO AN ACT OR OMISSION TAKEN OR FAILED TO BE TAKEN PRIOR TO THE CLOSING FOR THE APPLICABLE TRACT. THE PROVISIONS OF THIS SECTION 4(g) ARE A MATERIAL PART OF THE CONSIDERATION FOR PURCHASER’S ENTERING INTO THIS AGREEMENT, AND SHALL SURVIVE CLOSING.

Section 5. Closing. The closing of the Properties (the “Closing”) shall occur at 10:00 a.m. South Carolina time on that date which is 15 calendar days following the expiration of the Inspection Period (the “Closing Date”) at the offices of Purchaser’s attorney or by mail or at some other location that the parties may choose. Purchaser may extend the Closing for 15 calendar days upon written notice to Seller delivered prior to the Closing Date and evidence of the deposit of an additional $635,000.00 Earnest Money with the Escrow Agent.

(a) Seller Deliveries. At Closing Seller shall deliver to Purchaser, duly executed and sworn as applicable (1) a limited warranty deed for each applicable Tract in the form of Exhibit B conveying insurable title to such Tract to Purchaser subject to the Permitted Encumbrances for such Tract; (2) counterparts of a Bill of Sale for each applicable Tract for the applicable Personalty (the “Bills of Sale”) in the form of Exhibit C, (3) counterparts of an Assignment and Assumption of Leases for each applicable Tract (the “Assignments of Leases”) in the form of Exhibit D, (4) counterparts of an Assignment and Assumption of Contracts, Warranties and Guaranties, and Other Intangible Property for each applicable Tract (the “Assignments of Contracts”) in the form of Exhibit E, (5) a notice to each Tenant of the applicable Tract(s) (“Tenant Notices”) of the sale of such Tract in the form of Exhibit F, (6) a certificate in the form of Exhibit G and otherwise complying with the requirements Section 1445 of the Internal Revenue Code of 1986 as amended; (7) estoppel certificates from all existing Tenants occupying 50,000 rentable square feet or greater and from existing Tenants occupying 85% of all remaining rentable square feet (excluding all month-to-month tenancies) in substantially the form of Exhibit H (such Tenant estoppel certificates are to be delivered to Purchaser at least five (5) business days before the Closing); (8) a certificate from Seller certifying to Purchaser that all of Seller’s representations and warranties contained in Section 6(a) are true and correct in all material respects as of the Closing; (9) for any Tract that is located within a planned unit development governed by a declaration of covenants, conditions and restrictions (“CCRs”), an estoppel certificate addressed to Purchaser from the declarant or property owner’s association having jurisdiction over the Tract indicating that (i) no fees or assessments levied against the Tract or the Improvements pursuant to the CCRs are unpaid, (ii) to the knowledge of the certifying party, the Tract and the Improvements are not in violation of the CCRs and (iii) any right of first refusal or first offer under the CCRs has been waived with respect to the transaction contemplated by this Agreement; (10) all title affidavits, “gap” indemnities, certificates and other documents reasonably requested of Seller by the Title Company to issue the Title Policies subject only to the Permitted Encumbrances; (11) all keys, codes, combinations, and other similar items necessary for the operation of the Improvements, in Seller’s possession or control; (12) original counterparts of the Leases; (13) for each mortgage/deed of trust to be assumed by Purchaser, an executed counterpart of the assumption document(s) together with all certificates, opinions and instruments required by the lender of the existing mortgagor/grantor as a condition to the assumption of the underlying indebtedness, together with written confirmation of the amount of principal and interest outstanding on the Closing Date; (14) usual and customary good standing certificates, affidavits and certifications as may be reasonably required by Purchaser, Purchaser’s counsel and/or the Title Company; (15) all records, leases, agreements, correspondence, receipts for deposits, unpaid bills and other documents maintained on behalf of Seller with respect to the management, leasing, operation, repair and maintenance of the Properties (not including the items specifically excluded in Section 1(b) hereof; and (16) such other documents and instruments as Purchaser may reasonably request in order to consummate the transaction contemplated hereby.

(b) Purchaser Deliveries. At Closing Purchaser shall deliver to Seller, duly executed and sworn as applicable (1) the Purchase Price, (2) counterparts of each of the applicable Bills of Sale, Assignments of Leases and Assignments of Contracts, (3) the Tenant Notices, (4) usual and customary good standing certificates, affidavits and certifications as may be reasonably required by Seller, Seller’s counsel and/or the Title Company, and (5) such other documents and instruments as Seller may reasonably request in order to consummate the transaction contemplated hereby.

(c) Closing Costs. At each Closing, Seller shall pay transfer taxes, its own attorney fees and document preparation expenses, and costs associated with the payoff and cancellation of its mortgages and monetary liens affecting the Properties (including prepayment penalties, if any); Purchaser will pay recording fees for its deeds and financing documents, all title insurance premiums for the issuance of the Owner’s Policies (including the cost of any endorsements or other modifications to the Owner Policies required by Purchaser and/or its lender(s)), the cost of any updates or modifications to the Surveys, its own attorney fees and document preparation expenses, and all costs associated with its acquisition financing, if any. Seller and Purchaser shall each pay one-half ( 1/2) of any escrow fees charged by the Title Company.

(d) Prorations Generally. Seller and Purchaser agree to adjust, as of 11:59 p.m. Spartanburg time on the day immediately preceding the applicable Closing Date, the following items for the Properties (collectively, the “Proration Items”): real estate and personal property taxes and assessments (subject to the terms of Section 5(g) below), utility bills (except as hereinafter provided), collected Rents (subject to the terms of Section 5(e) below) and Operating Expenses (subject to the terms of Section 5(f) below) payable by the owner of the applicable Tract. Seller will be charged and credited for the amount of all of the Proration Items relating to the period prior to the applicable Closing Date, and Purchaser will be charged and credited for all of the Proration Items relating to the period from and after the applicable Closing Date. Such preliminary estimated closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval at least five (5) business days prior to the applicable Closing Date (the “Closing Statement”). The Closing Statement for each Closing, once agreed upon, shall be signed by Purchaser and Seller and utilized for purposes of making the preliminary proration adjustment at such Closing subject to the final cash settlement provided for below. The preliminary proration shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the cash to be delivered by Purchaser in payment of the allocated Purchase Price due at Closing. If the actual amounts of the Proration Items are not known as of the Closing Date, the prorations will be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations will be made on the basis of the actual figures, and a final cash settlement will be made between Seller and Purchaser. No prorations will be made in relation to insurance premiums, and Seller’s insurance policies will not be assigned to Purchaser. Final readings and final billings for utilities will be made if possible as of 11:59 p.m. Spartanburg time on the date immediately preceding the applicable Closing Date, in which event no proration will be made at such Closing with respect to such utility bills. Seller will be entitled to all deposits presently in effect with the utility providers, and Purchaser will be obligated to make its own arrangements for deposits with the utility providers. The provisions of this Section 5(d), as they relate to a particular Closing, will survive such Closing Date for one year. “Rents” shall mean and include fixed monthly rentals, additional rentals, percentage rentals, escalation rentals (which include each Tenant’s proportionate share of building operation and maintenance costs and expenses as provided for under the applicable Lease, to the extent the same exceeds any expense stop specified in such Lease), retroactive rentals, all administrative charges, utility charges, tenant or real property association dues, temporary rents and other sums and charges payable by Tenants under the Leases or from other occupants or users of the applicable Tract, but excluding amounts received for Operating Expenses. “Operating Expenses” shall mean operating expenses and common area maintenance charges, including utilities, insurance and other charges, under the Leases, whether deemed additional rent or otherwise, but excluding Rents.

(e) Proration of Rents. Purchaser will receive a credit on the Closing Statement for the prorated amount (as of 11:59 p.m. Spartanburg time of the day immediately preceding the Closing Date) of all Rents and late fees for the Properties which were previously paid to or collected by Seller. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been received on or before the Closing Date. From and after Closing, Purchaser shall have the exclusive right to collect the entire amount of the Rents for the month of Closing from the Tenants. Seller shall have the exclusive right to collect any sums due Seller from Tenants under the Leases for periods attributable to Seller’s ownership of the applicable Tract; provided, however, that Seller shall have no right to require Purchaser to declare a Lease default or to institute any eviction proceedings or any right to place liens upon the Properties in an attempt to collect Delinquent Rents. In the event that Purchaser receives any Rents in excess of the Rent amount then due and payable to Purchaser by the applicable Tenant (and which are not expressly designated by such Tenant as payment of Rents for a future period), Purchaser shall promptly pay such amounts over the Seller to the extent of any uncollected Delinquent Rents then due to Seller by such Tenant. The provisions of this Section 5(e), as they relate to each particular Tract, will survive the Closing Date for one year.

(f) Proration of Additional Rents. All Additional Rents for the Properties which have been received in respect of the month in which the Closing Date occurs (the “Current Month”) shall be prorated as of the Closing Date. For purposes of this Section 5(f), “Additional Rents” shall mean any and all amounts due from Tenants for Operating Expenses and any other Tenant charges other than Rents. Such Additional Rents for the applicable Current Month which have been received as of the Closing Date shall be prorated on a per diem basis based upon the number of days in such Current Month prior to, but not including, the applicable Closing Date (which shall be allocated to Seller) and the number of days in such Current Month from and after the applicable Closing Date (which shall be allocated to Purchaser). Additional Rents for calendar year 2007 are paid on an estimated basis in monthly installments. At least five (5) business days prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a reconciliation (“Additional Rents Reconciliation”) of (i) actual operating and similar expense of the applicable Tract(s) upon which Additional Rents are based (“Additional Rent Expenses”) for the period commencing on January 1, 2007 and ending on the last day of the applicable Current Month (“Additional Rents Reconciliation Period”), it being understood that certain Additional Rent Expenses for such Additional Rents Reconciliation Period, if not based on actual amounts (such as certain operating expenses for such Current Month), may be reasonably estimated by Seller; and (ii) Additional Rents collected by Seller for that portion of the applicable Additional Rents Reconciliation Period prior to such Current Month and Additional Rents payable for such Current Month. Any amount shown to be owed by Seller to Tenants under the applicable Additional Rents Reconciliation shall be credited to Purchaser at the applicable Closing, and any amounts shown to be owed to Seller by Tenants of the applicable Tract(s) under the applicable Additional Rents Reconciliation shall be delivered to Seller by Purchaser if, as and when collected from the applicable Tenant after the Closing; provided, however, that Purchaser shall use commercially reasonable efforts (which efforts shall not require Purchase to declare a Lease default, incur any cost or liability or otherwise institute any collection proceedings) to collect such amounts from the applicable Tenants if such amounts are collectable pursuant to such Tenant’s lease.

(g) Proration of Taxes. (i) All ad valorem real estate and personal property taxes with respect to those portions of the Properties for which Seller is responsible for the payment of the taxes (without reimbursement from a Tenant) for the current taxable year shall be prorated as of 11:59 p.m. of the day immediately preceding the applicable Closing Date on the basis of the number of days elapsed in the current taxable year as of such time; (ii) All ad valorem real estate and personal property taxes with respect to those portions of the Properties which are collected in monthly installments from Tenants shall be deemed Additional Rents and shall be reconciled at Closing in accordance with Section 5(f) above; and (iii) All ad valorem real estate and personal property taxes with respect to those portions of the Properties which are billed by Seller for reimbursement by Tenants annually shall be prorated in at Closing and Purchaser shall have the right to collect the same from the tenants in accordance with the terms of the respective lease agreements.

(h) Deposits. At each Closing, Seller shall credit to the account of Purchaser against the applicable allocated Purchase Price any security deposit (to the extent not properly applied against tenant delinquencies) reflected on the Schedule of Deposits for the applicable Tracts delivered to Purchaser pursuant to Section 2. Any security deposits not in the form of cash (e.g., letters of credit) must be transferred and reissued in Purchaser’s name and delivered to

Purchaser at the Closing, at Seller’s sole cost and, if not so reissued, Seller must deliver to Purchaser at Closing the original letter of credit, together with all transfer documentation required by the issuing entity to cause same to be reissued to Purchaser immediately following the Closing.

(i) Leasing Costs. Except as provided otherwise herein, leasing commissions, tenant improvement expenses and free rent relating to lease agreements pertaining to each Tract shall be apportioned between the parties as follows:

(i) All such expenses relating to Leases executed before the Effective Date (except for renewals or expansions first arising after the Effective Date), shall be the sole obligation of Seller and shall be paid in full by Seller. Notwithstanding anything herein contained to the contrary, Seller shall be responsible for, and shall defend, indemnify and hold Purchaser harmless from the following, to the extent they arise from events that occurred before the Effective Date: (A) all claims for brokerage commissions related to the leasing of the Tract and (B) all concessions under the Leases, including unamortized free rent and tenant improvement credits. Without limiting the generality of the foregoing, prior to the Closing, Seller shall pay all leasing commissions, tenant, improvement costs and other inducements with respect to the following Tracts: Community Cash Building 1 Tract, Community Cash Building 2 Tract, Community Cash Building 3 Tract, Community Cash Building 4 Tract, Community Cash Building 5 Tract and Orchard Business Park 2. At Closing, Seller shall certify to the amounts owing hereunder and deposit such amounts into the agreed-upon escrow.

(ii) Any such expense relating to new Leases or renewals or expansion of existing Leases executed on or after the Effective Date shall be the sole obligation of Purchaser to the extent the same are executed in accordance with this Agreement.

(j) Marketing for Lease. Prior to the Closing, Purchaser shall have the right to market for lease, subject to the reasonable approval of the Seller during the Inspection Period (which approval shall not be unreasonably withheld, conditioned, or delayed), the following Tracts: (i) Fairforest Building 7 Tract and (ii) North Rhett II Tract. If Purchaser and a prospective tenant shall agree on the terms and conditions of a lease demising any portion of the foregoing Tracts, Seller shall prepare and distribute its standard form lease modified to reflect such terms and conditions. At Purchaser’s written request, Seller shall execute and deliver each such lease and pay all leasing commissions and tenant improvement expenses to the extent payable thereunder by the landlord before the date of Closing. At Closing, all such commissions and expenses paid by Seller will be reimbursed to it by Purchaser.

(k) Conditions to Closing.

(1) Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the following conditions precedent, any or all of which Purchaser may waive only by a notice delivered in accordance with Section 9:

(A) There shall not be any material error, misstatement or omission in the representations and warranties made by Seller in this Agreement.

(B) The delivery by Seller of all documents required under Section 5(a).

(C) Seller not otherwise being in default of its obligations under this Agreement.

(D) As of the date of the Closing, no petition in bankruptcy (voluntary or involuntary), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against any entity included within Seller.

(E) This information contained in the tenant estoppel certificates obtained by Seller pursuant to Section 5(a) conforms in all material respects with the matters set forth in the Information and the representations and warranties of Seller contained in Section 6(a) (ix).

(F) The waiver by the Tenant under the Lease with Stankiewicz International Corporation demising space at HJ Park Stankiewicz Building of its right of first refusal to purchase the HJ Park Stankiewicz Building as a result of the transaction provided for in this Agreement.

(G) The expiration or termination of the purchase option contained in the Lease with Romeo RIM, Inc. demising space at the Cherokee Park Building.

(H) The amendment of the Lease with United States Alumoweld Company to delete its right of first refusal to lease or purchase certain adjoining premises located beyond the boundaries of the Tract to be sold to Purchaser.

If any of the conditions precedent set forth in items (A), (B) and (C) of this Section 5(k)(1) is not satisfied or waived by Purchaser on or prior to the date set for the Closing, then Purchaser shall have the rights and remedies provided to Purchaser in Section 7. If any of the conditions precedent set forth in items (D) and (E) of this Section 5(k)(1) is not satisfied or waived by Purchaser on or prior to the date set for the Closing, then Purchaser may terminate this Agreement, in which event Escrow Agent shall return the Earnest Money to Purchaser and neither party hereto shall have any further rights or obligations hereunder, except for those which survive the termination of this Agreement. If any of the conditions precedent set forth in items (F), (G) and (H) of this Section 5(k)(1) is not satisfied or waived by Purchaser on or prior to the date set for the Closing, then Purchaser may elect not to purchase the applicable Tract(s) and the Purchase Price shall be adjusted accordingly.

(2) Seller’s obligation to sell the Property shall be subject to and contingent upon the following conditions precedent, any or all of which Seller may waive only by a notice delivered in accordance with Section 9:

(A) There shall not be any material error, misstatement or omission in the representatives and warranties made by Purchaser in this Agreement

(B) The delivery by Purchaser of all documents required under Section 5(b).

(C) Purchaser not otherwise being in default of its obligations hereunder.

If any of the conditions precedent set forth in items (A), (B) and (C) of this Section 5(k)(2) is not satisfied or waived by Seller on or prior to the date set for the Closing, then Seller shall have the rights and remedies provided to Seller in Section 7.

Section 6. Representations, Warranties, and Covenants.

(a) Seller. Seller represents and warrants to, and covenants with, Purchaser that:

(i) Each Seller is validly existing and in good standing under the laws of its state of formation. Seller has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties. This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Seller, enforceable against Seller in accordance with its terms. This Agreement and the documents delivered to Purchaser pursuant to Section 5(a) do not and will not contravene any provision of Seller’s formation and organizational documents or any judgment, order, decree, writ or injunction issued against Seller.

(ii) There are no actions, suits, claims, notices of violations, assessments, or proceedings pending or, to Seller’s knowledge, threatened that could reasonably be expected to materially and adversely affect the ownership, operation, leasing, use or repair or maintenance of any of the Properties or Seller’s ability to perform hereunder. Without limiting the generality of the foregoing, except as set forth in the Information, none of the Properties is the subjection of any pending or, to Seller’s knowledge, threatened action, suit, claim, notice of violation, assessments or proceedings (a) alleging any material violation of any applicable federal, state or local laws, regulations or guidelines, (b) resulting from accidents, personal injuries or damage to the Property and which are not fully covered by existing insurance and/or indemnifications from Tenants and (c) resulting from any dispute with a Tenant under any of the Leases.

(iii) To the best of Seller’s actual knowledge, the Property is free of asbestos, underground storage tanks, PCBs and contamination of hazardous waste and hazardous or toxic substances, other than customary materials, substances and items present during construction activities or used by a Tenant in the operation of its business. Seller has received no written notice (which remains outstanding) requesting any corrective or remedial action or requiring any payment by the owner or any tenant of the Properties pursuant to any applicable federal, state or local laws, regulations or guidelines.

(iv) Except as may be reflected on the Closing Statement for such Tract with respect to Proration Items, all bills and other payments due and payable before the applicable Closing Date with respect to the ownership, operation, repair and maintenance of the applicable Tract have been paid or will be paid prior to the Closing Date for such Tract in the ordinary course of business.

(v) With respect to each Tract, from the date hereof until the applicable Closing Date, Seller shall: (1) maintain and operate the Tract in a manner consistent with the present maintenance and operation thereof; (2) continue to perform its obligations under all Leases and Property Agreements relative to the Tract and neither cancel, amend, consent to an assignment of or sublet under, waive the terms of, nor renew any of the same without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed by Purchaser), except that Purchaser shall have the right, by notice given to Seller prior to the expiration of the Inspection Period, to require the termination of any one or more of the Property Agreements effective as of the Closing without cost or liability to Purchaser; (3) not commit or permit to be committed any physical waste to the Tract; (4) not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed by Purchaser and which consent shall be deemed given by Purchaser if, within five (5) business days after Seller’s approval request, Seller does not receive written notice from Purchaser disapproving such agreement, instrument or action with reasonable specificity as to the reason for such disapproval), enter into any Lease or other agreement or instrument or take any other action that would encumber the Tract after the applicable Closing, that would bind Purchaser or the Tract after such Closing, or that would be outside the normal scope of maintaining, leasing and operating such Tract; (5) not remove any item of the Personalty from the Land or Improvements unless it is replaced with an item of at least equal value that is properly suited for its intended purpose; (6) maintain all insurance policies or insurance contracts relative to the Tract in full force and effect as they exist on the date hereof; (7) not voluntarily cause any new encumbrance to be recorded against any of the Properties; (8) not commence any legal proceedings seeking to dispossess any of the Tenants from the Properties; (9) not file any applications with any governmental or quasi-governmental authority seeking to change any zoning classification of any of the Properties or agreeing to any moratorium on construction or development of any of the Properties; and (10) continue to perform its obligations under all existing mortgages/deeds of trust relative to each Tract and not amend or modify any of the same without the prior written consent or Purchaser (which consent shall not be unreasonably withheld or delayed by Purchaser).

(vi) The Information, to Seller’s knowledge, will be true, correct and complete in all material respects and accurately represent in all material respects the subject matter thereof as of the date thereof.

(vii) Neither Seller nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the

Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities. Seller is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended.

(viii) Seller has not received any written notice from any governmental authority stating that there are any pending or contemplated condemnation proceedings affecting any Tract or any part thereof which has not been provided to Seller.

(ix) Except as set forth in the Information, with respect to each Lease:

(A) The Lease is in full force and effect and unmodified;

(B) There is no existing default thereunder by Seller, or to Seller’s knowledge, the Tenant;

(C) Any tenant improvements that Seller, as landlord, is obligated to complete prior to the Effective Date pursuant to the Lease have been completed and accepted by the Tenant;

(D) The Tenant has not prepaid rent by more than 30 days in advance;

(E) The Tenant has not notified Seller, in writing: (1) requesting a reduction in the rent payable under the Lease, (2) advising Seller that the Tenant intends to assign its interest under the Lease, (3) requesting any modification, amendment or termination of the Lease, or (4) indicating that such Tenant has commenced a voluntary case or has had entered against it an order for relief under the United States Bankruptcy Code (Title 11 of the United States Code);

(F) The Tenant does not have any option or right to purchase the Tract;

(G) There is no pending review or audit by the Tenant under its Lease of the charges assessed pursuant to the Lease;

(H) There is no sublease thereunder; and

(I) Any right of first offer or first refusal or expansion option of the Tenant under the Lease that refers to adjacent or adjoining property does not apply to property beyond the boundaries of the Tract to be sold to Purchaser pursuant to this Agreement.

(x) Each Property Agreement is in full force and effect and unmodified. There is no existing default thereunder by Seller, or to Seller’s knowledge, the service provider thereunder.

When used herein, the phrase “to Seller’s knowledge” or derivations thereof shall mean the current actual knowledge of Garrett Scott and the Seller’s management personnel responsible for the management of the Property after investigation of the files, documents or studies related to the Property in the possession of Seller. Purchaser acknowledges that such individuals are named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from such individuals to Purchaser. Except in the case of an intentional material misrepresentation, Purchaser covenants that it will bring no action of any kind against the named individual or the Seller’s management personnel related to or arising out of these representations and warranties or this Agreement. The provisions of this paragraph shall survive any Closing or earlier termination of this Agreement.

(b) Purchaser. Purchaser represents and warrants to, and covenants with, Seller that:

(i) Purchaser is validly existing and in good standing under the laws of Delaware. Purchaser has full right, power, and authority to execute and deliver this Agreement and to consummate the purchase and sale transactions provided for herein without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties. This Agreement, when executed and delivered by Seller and Purchaser, will constitute the valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms. This Agreement and the documents delivered to Seller pursuant to Section 5(b) do not and will not contravene any provision of Purchaser’s formation and organizational documents or any judgment, order, decree, writ or injunction issued against Purchaser.

(ii) There are no actions, suits, claims, assessments, or proceedings pending or, to Purchaser’s knowledge, threatened that could reasonably be expected to materially and adversely affect Purchaser’s ability to perform hereunder.

(iii) Neither Purchaser nor any of its affiliates, nor, to Purchaser’s knowledge, any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and none of them are engaged or will become engaged in any dealings or transactions or be otherwise associated with such persons or entities.

(c) Survival. The representations and warranties set forth in Section 6(a) and Section 6(b) are deemed made on the Effective Date and remade, with respect to each Tract included in a particular Closing, at the Closing for such Tract, and shall not be deemed to be merged into or waived by the instruments of any Closing, but shall survive the Closing Date on which they are deemed remade for a period of one (1) year (the “Survival Period”). No broker, agent, Tenant, property manager, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first learns of the breach after the Closing at which the applicable representation or warranty was remade, notifies the other party in writing of such breach prior to the expiration of the applicable Survival Period, and files such action within two years and one day following the applicable Closing Date, and (ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the actual, direct damages to such party on account of such breach (individually or when combined with any actual, direct damages from other breaches) equals or exceeds $100,000. Neither party shall have any liability after any Closing for the breach of a representation or warranty hereunder of which the other party hereto had actual knowledge as of such Closing. Furthermore, Purchaser agrees that the maximum cumulative liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited as set forth in Section 10. The provisions of this Section 6(c) shall survive each Closing. The remedies for any breach of a representation or warranty that occurs prior to the Closing at which it would be deemed remade shall be governed by Section 7.

Section 7. Remedies. If Seller defaults and such default is not cured within ten (10) business days after receipt of written notice thereof given by Purchaser to Seller, then Purchaser may, as its exclusive remedy therefor, either: (a) terminate this Agreement by notifying Seller thereof, in which case Escrow Agent shall return the Earnest Money to Purchaser immediately following receipt of an affidavit of Purchaser stating that Seller has defaulted and Purchaser has terminated this Agreement unless the Escrow Agent receives an affidavit from Seller within five (5) business days disputing Purchaser’s allegations that Seller has defaulted, and neither party hereto shall have any further rights or obligations hereunder, except for those which survive the termination of this Agreement, or (b) enforce specific performance of the obligations of Seller hereunder. If Purchaser defaults and such default is not cured within ten (10) business days after receipt of written notice thereof given by Seller to Purchaser, then Seller may, as its sole remedy, terminate this Agreement by notifying Purchaser thereof, in which event Escrow Agent shall deliver the Earnest Money to Seller as liquidated damages, whereupon neither Seller nor Purchaser shall have any further rights or obligations hereunder, except for those which survive the termination of this Agreement; provided, however, that nothing in this Section 7 shall prevent, inhibit or diminish Seller’s ability to enforce the performance of Purchaser’s obligations under Section 4(d). Escrow Agent shall deliver the Earnest Money to Seller following the Escrow Agent’s receipt of an affidavit of Seller stating that Purchaser has defaulted and Seller has terminated this Agreement, unless Escrow Agent receives an affidavit from Purchaser within five (5) business days disputing Seller’s allegation that Purchaser has defaulted.

Section 8. Destruction, Damage, or Taking Before Closing. If, before the Closing Date, all or any part of a Tract is destroyed or damaged, or becomes subject to an actual condemnation or eminent domain proceedings, then Seller shall promptly notify Purchaser thereof (a “Seller’s Notice”). If the damage or taking is material (as defined below) as to one or more Tracts, Purchaser may elect not to purchase such Tract(s) by delivering a written notice thereof to Seller within five (5) business days after Purchaser’s receipt of a Seller’s Notice, time being of the essence, and the Purchase Price shall be reduced accordingly. If the damage or taking is not material, or if, in the case that the damage or taking is material, either Purchaser elects in writing to proceed with such Closing or Seller does not receive written notice from Purchaser of Purchaser’s termination of this Agreement within five (5) business days after Seller’s delivery of a Seller’s Notice, then the parties shall proceed with such Closing without any reduction in the Purchase Price; provided, however, that in such event, Purchaser shall be entitled to all insurance proceeds which Seller may actually collect (together with a credit against the Purchase Price equal to the amount of any applicable deductible) or all condemnation awards payable to Seller as a result of such damage or taking (as the case may be), and, to the extent the same may be necessary or appropriate, Seller shall either (a) assign to Purchaser at such Closing Seller’s rights to any such condemnation or eminent domain awards or (b) file a claim for the applicable damages under any available insurance policies, use good faith, commercially reasonable efforts to negotiate and settle such claim in substantially the same manner that Seller would typically have proceeded for its own account, and promptly pay over to Purchaser any insurance proceeds that Seller actually collects in respect thereof after first recouping its reasonable out-of-pocket third party expenses related thereto and, if requested by Purchaser, assign to Purchaser all of Seller’s right, title and interest in and to any such claim. In any event, Purchaser acknowledges and agrees that Seller shall not be required to file, maintain or participate in any suit, proceeding or action against any of its insurers. For the purposes of this Section 8, damage or a taking shall be not considered to be “material” if the cost to repair or restore the portion of the Tract damaged or taken does not exceed $250,000 and the damage is from a risk covered under Seller’s insurance policy, or would not permit any Tenant to terminate its Lease, or, in the case of a taking, if the portion of the Tract taken is such that none of the following would occur: (i) it would not adversely affect the Tenant’s ability to use the remainder of the tract for the purposes for which it is presently used, (ii) it would not limit or restrict ingress and egress to and from the Tract and (iii) it would not reduce the remaining available number of parking spaces at the Tract below the minimum legally required. Notwithstanding any election by Purchaser under this Section 8, Seller may elect (but shall not be obligated) to postpone the Closing for a reasonable period not to exceed 10 days in order to attempt to repair any such damage, in which event: (x) if Seller fails to deliver the Tract in the condition required by this Agreement on or before such postponed Closing Date, Purchaser’s termination shall be effective as of such postponed Closing Date; and (y) if Seller accomplishes such repairs and restores the Tract to the condition required by this Agreement on or before such postponed Closing Date, the parties shall proceed to the Closing as though the damage had not occurred.

Section 9. Notices. All notices must be in writing and given at the applicable party’s addresses stated on the first page of this Agreement. All notices provided or permitted to be given under this Agreement may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party by a nationally-recognized, overnight delivery service (e.g., Federal Express); or by facsimile copy transmission during normal business hours. Notice given in accordance herewith shall be effective upon delivery to the address or facsimile device of the addressee. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller. Any party may change its notice address by delivering a notice of such change to the other party in accordance with this Section 9.

Section 10. Limitation of Liability. Notwithstanding any other provision of this Agreement, any agreement contemplated by this Agreement, or any rights which any Purchaser Party might otherwise have at law, equity, or by statute, whether based on contract or some other theory, all liability of Seller to Purchaser Parties will be limited to $1,500,000 in the aggregate. Without limiting the generality of the foregoing, but subject to principles of fraudulent conveyance, no limited partner, member, manager, stockholder or officer, employee, agent or affiliate of Seller or any successor of Seller will in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Agreement, any agreement contemplated by this Agreement, or the Property. Subject to principles of fraudulent conveyance, no limited partner, member, manager, stockholder or officer, employee, agent or affiliate of Purchaser or any successor of Purchaser will in any manner be personally or individually liable for the obligations of Purchaser hereunder or for any claims related to this Agreement, any agreement contemplated by this Agreement, or the Property. Each party acknowledges that such party’s obligations with respect to any covenant, indemnity, representation or warranty under this Agreement which expressly survives the Closing shall be considered a “liability” for purposes of any distribution limitation imposed under the organizational laws applicable to such party, its members and/or their respective partners, members and shareholders. For purposes of this Section 10, the term “Purchaser Parties” shall mean Purchaser and its employees, officers, members, partners, directors, managers, investors, subsidiaries and stockholders; and the term “Purchaser Party” shall refer to any of them. The provisions of this Section 10 shall survive any Closing or the earlier termination of this Agreement.

Section 11. Miscellaneous.

(a) Entireties. This Agreement contains the entire agreement of the parties pertaining to the Property.

(b) Modifications. This Agreement may only be modified by a written document signed by all parties.

(c) Commissions. Pursuant to a separate written agreement (and subject to the terms and conditions thereof), Seller has agreed to pay a sales commission to CB Richard Ellis upon, and only upon, the complete consummation of the Closing and the receipt by Seller of the Purchase Price. Except as set forth in the preceding sentence, Seller shall defend, indemnify, and hold harmless Purchaser, and Purchaser shall defend, indemnify, and hold harmless Seller, from and against all claims by third parties for brokerage, commission, finder’s, or other fees relative to this Agreement or the sale of the Property and alleged to be due by, through or under the indemnifying party, and all court costs, reasonable attorneys’ fees, and other costs or expenses actually incurred and arising therefrom.

(d) Non-Business Day. If the final date of any period provided herein for the performance of an obligation or for the taking of any other action falls on a Saturday, a Sunday, or a day on which a majority of the U.S. Federal Reserve Banks are closed for normal business operations, then the end of such period shall be extended to 5:00 p.m. South Carolina time on the next day that is not a Saturday, a Sunday or such a Federal Reserve Bank holiday.

(e) Permitted Assignment. Purchaser may assign its rights under this Agreement to any affiliated entity which directly or indirectly controls, is controlled by or is under common control with Purchaser or to any one or more special purpose entities created to take title to the Properties, without the consent of Seller, on the condition that (i) the assignee expressly assumes all of the obligations of Purchaser hereunder in a written agreement, which agreement will also set forth the assignee’s U.S. taxpayer identification number, and (ii) such written agreement is delivered to Seller prior to the Closing Date. No such assignment or assumption shall relieve Purchaser or any assignee previously approved by Seller from its obligations hereunder. In addition, Purchaser, without being required to assign its rights under this Agreement, may instruct Seller to convey any one or more of the Properties to any one or more special purpose entities created to take title to any of the Properties.

(f) Attorneys’ Fees. In the event of litigation between the parties in connection with this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party. The obligation in the immediately preceding sentence shall survive any termination of this Agreement or the Closing.

(g) Arbitration. If consented to in writing by Seller and Purchaser at the time of the dispute, any disputes arising under this Agreement shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of the AAA, the venue for which shall be located in the State of South Carolina. The arbitration shall be conducted by panel of arbitrators (“Arbitration Panel”), whose decision (and/or award) shall be final and binding on the parties and judgment on the decision (and/or award) may be entered by any court having jurisdiction thereof. The Arbitration Panel will be comprised of one arbitrator appointed by each of the parties, and a third arbitrator mutually selected by the first two arbitrators. In the event that the first two arbitrators fail to appoint the third arbitrator or a party fails to appoint an arbitrator, that arbitrator will be appointed by the main AAA chapter or office located in the office nearest to Spartanburg, South Carolina. The mutually selected arbitrator, who will be a qualified lawyer, will act as the Chairman of the Arbitration Panel.

(h) Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina. Seller and Purchaser each hereby waives, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, relating directly or indirectly to this Agreement and the transaction contemplated hereby. If the parties agree in writing at the time of the dispute to proceed to arbitration, each of Seller and Purchaser waives the right to commence an action in connection with this Agreement in any court or before any administrative government authority and expressly agrees to be bound by the decision of the Arbitration Panel.

(i) Multiple Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument.

(j) Joint and Several Liability. For purposes of this Agreement, the term “Seller” shall refer collectively to By-Pass 85 Associates, LLC; Highway 290 Warehouse, LLC; Highway 290 Commerce Park Associates, LLC; Orchard Business Park Associates, LLC; HJ Park I, LLC; Highway 101 Associates, a South Carolina general partnership; Blackstock Warehouse, LLC; Blackstock Warehouse Annex, LLC; Cherokee Corporate Park I, LLC; North Rhett Avenue Associates I, LLC; North Rhett Avenue Associates 100, LLC; North Rhett Avenue Associates II, LLC; North Rhett Avenue Associates IV, LLC; Berktech, LLC; Orangetech, LLC;

Kings Mountain – Commonwealth, LLC; and Kings Mountain Associates II, LLC. Where necessary or appropriate, the performance of Seller’s obligations with respect to any particular Tract may be accomplished and satisfied solely by the owner of such Tract.

(k) Portfolio Sale. The Properties are intended to be purchased and sold as a group. Accordingly, except as set forth in Sections 5 and 8 hereof or if Seller is unable to cure any Mandatory Cure Items with respect to a particular Tract, Purchaser shall have no right to purchase any portion of the Properties unless Purchaser purchases the Properties in their entirety.

Section 12. Time is of the Essence. Time is of the essence with respect to the performance of each action or obligation permitted or required under this Agreement.

Section 13. Financial Accounting Statements. Seller agrees to reasonably cooperate with Purchaser after Closing in connection with the audit letter and credit statements required under FAS 141 and 314, provided that Seller shall not be required to incur any material expenses in doing so.

Section 14. Public Disclosure. Except to the extent required by applicable statute, law, rule, regulation, regulatory practice, subpoena or governmental or quasi-governmental authority, neither Seller nor Purchaser shall make any public disclosure of the provisions of this transaction, except as reasonably necessary to carry out the objectives of this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

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Executed as of the Effective Date.

SELLER:

By-Pass 85 Associates, LLC

By:
A. Foster Chapman, Manager

Highway 290 Warehouse, LLC

By:
Stewart H. Johnson, President

Highway 290 Commerce Park Associates, LLC

By:
Stewart H. Johnson, Managing Member

Orchard Business Park Associates, LLC

By:
Stewart H. Johnson, President

HJ Park I, LLC
	By:	Johnson Development Associates, Inc., Manager

By:
A. Foster Chapman, President

Highway 101 Associates, a South Carolina general partnership
	By:	A & S Johnson, L.P., Managing Partner
	By:	A & S Johnson Management, LLC

By:
Stewart H. Johnson, Managing Member

Blackstock Warehouse, LLC

By:
Stewart H. Johnson, Manager

Blackstock Warehouse Annex, LLC

By:
Stewart H. Johnson, Manager

Cherokee Corporate Park I, LLC

By:
Stewart H. Johnson, Manager

North Rhett Avenue Associates I, LLC

By:
A. Foster Chapman, Manager

North Rhett Avenue Associates 100, LLC

By:
A. Foster Chapman, Manager

North Rhett Avenue Associates II, LLC

By:
Stewart H. Johnson, Manager

North Rhett Avenue Associates IV, LLC

By:
A. Foster Chapman, Manager

Berktech, LLC
By:	Johnson Development Associates, Inc., Manager

By:
A. Foster Chapman, President

Orangetech, LLC
By:	Johnson Development Associates, Inc., Manager

By:
A. Foster Chapman, President

Kings Mountain – Commonwealth, LLC

By:
Stewart H. Johnson, Manager

Kings Mountain Associates II, LLC

By:
Stewart H. Johnson, Manager

PURCHASER:	CBRE Operating Partnership, L.P.,
a Delaware limited partnership

	By:	CB Richard Ellis Realty Trust, a
Maryland real estate investment trust,
its general partner

By:
		Name:	Jack A. Cuneo
		Title:	President

RT Fairforest Building 1, LLC

By:
Jack A. Cuneo, Manager

RT Fairforest Building 2, LLC

By:
Jack A. Cuneo, Manager

RT Fairforest Building 3, LLC

By:
Jack A. Cuneo, Manager

RT Fairforest Building 4, LLC

By:
Jack A. Cuneo, Manager

RT Fairforest Building 5, LLC

By:
Jack A. Cuneo, Manager

RT Fairforest Building 6, LLC

By:
Jack A. Cuneo, Manager

RT Fairforest Building 7, LLC

By:
Jack A. Cuneo, Manager

RT Highway 290 Warehouse 1, LLC

By:
Jack A. Cuneo, Manager

RT Highway 290 Warehouse 2, LLC

By:
Jack A. Cuneo, Manager

RT Highway 290 Commerce Park 1, LLC

By:
Jack A. Cuneo, Manager

RT Highway 290 Warehouse 3, LLC

By:
Jack A. Cuneo, Manager

RT Highway 290 Commerce Park 2, LLC

By:
Jack A. Cuneo, Manager

RT Orchard Business Park 1, LLC

By:
Jack A. Cuneo, Manager

RT Orchard Business Park 2, LLC

By:
Jack A. Cuneo, Manager

RT HJ Park Stankiewicz Building, LLC

By:
Jack A. Cuneo, Manager

RT Greenville/Spartanburg Park Building, LLC

By:
Jack A. Cuneo, Manager

RT Community Cash Building 1, LLC

By:
Jack A. Cuneo, Manager

RT Community Cash Building 2, LLC

By:
Jack A. Cuneo, Manager

RT Community Cash Building 3, LLC

By:
Jack A. Cuneo, Manager

RT Community Cash Building 4, LLC

By:
Jack A. Cuneo, Manager

RT Community Cash Building 5, LLC

By:
Jack A. Cuneo, Manager

RT Cherokee Park Building, LLC

By:
Jack A. Cuneo, Manager

RT North Rhett I, LLC

By:
Jack A. Cuneo, Manager

RT North Rhett II, LLC

By:
Jack A. Cuneo, Manager

RT North Rhett 100, LLC

By:
Jack A. Cuneo, Manager

RT North Rhett IV, LLC

By:
Jack A. Cuneo, Manager

RT Mount Holly Building, LLC

By:
Jack A. Cuneo, Manager

RT Orangeburg Park Building, LLC

By:
Jack A. Cuneo, Manager

RT Kings Mountain I, LLC

By:
Jack A. Cuneo, Manager

RT Kings Mountain II, LLC

By:
Jack A. Cuneo, Manager

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